UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

COASTALSOUTH BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	001-42730	57-1184730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway Suite 1900
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 396-4605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COSO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 23, 2026, CoastalSouth Bancshares, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 11,853,258 shares of voting common stock of the Company outstanding as of the record date for the Annual Meeting, 8,894,030 shares, or 75.79% of the outstanding common shares entitled to vote, were represented in person or by proxy at the Annual Meeting, constituting a quorum. The final voting results of each of the proposals voted on by the Company’s shareholders at the Annual Meeting are described below:

Proposal 1 – Election of Directors: To elect eleven directors each to serve a one-year term ending at the Annual Meeting of Shareholders in 2027.

Director	Votes For	Votes Withheld	Broker Non-Votes
James S. MacLeod	7,586,229	265,450	1,132,351
John G. Aldridge, Jr.	6,521,195	1,330,484	1,132,351
L. Scott Askins	7,371,220	480,459	1,132,351
Ernst W. Bruderer	7,229,851	621,828	1,132,351
J. Simon Fraser	7,228,319	623,360	1,132,351
Patrick M. Frawley	7,842,100	9,579	1,132,351
Mark A. Griffith	7,582,615	269,064	1,132,351
Michael B. High	5,927,906	1,923,773	1,132,351
James N. Richardson, Jr.	7,255,976	595,703	1,132,351
Stephen R. Stone	7,832,217	19,462	1,132,351
Joseph V. Topper, Jr.	7,846,482	5,197	1,132,351

Proposal 2 – Ratification of Auditors: To ratify the appointment of Elliott Davis, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.

Accounting Firm	Votes For	Votes Against	Abstain	Broker Non-Votes
Elliott Davis, LLC	8,979,430	4,600	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CoastalSouth Bancshares, Inc.

Date:	April 24, 2026	By:	/s/ Stephen R. Stone
Stephen R. Stone President and Chief Executive Officer